UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

BAIN CAPITAL SPECIALTY FINANCE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[•], 2023
Dear Stockholder:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Bain Capital Specialty Finance, Inc. (the “Company,” “we,” “us,” or “our”) to be held on Thursday, May 25, 2023, at 2:30 p.m., Eastern Time. You will be able to participate in the Annual Meeting, vote and submit your questions via live webcast. Please send an email, in advance of the Annual Meeting, to [•], providing your full name and address in order to receive log-in information for the Annual Meeting. Prior to the Annual Meeting you will be able to vote your shares by following the instructions on your proxy card.
At the Annual Meeting, you will be asked to (i) elect three Class I Directors of the Company who will serve for a three-year term expiring at the Company’s 2026 annual meeting of stockholders or until their respective successor is duly elected and qualified, (ii) renew authorization for the Company, with the approval of the Company’s Board of Directors (the “Board of Directors”), to sell shares of the Company’s common stock (during the next 12 months following such stockholder authorization), at a price below the then-current net asset value per share subject to the limitations described in the Proxy Statement and (iii) approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.
The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement include information relating to the matters to be acted on at the Annual Meeting.
Your vote is extremely important to us. To vote or submit your questions during the Annual Meeting, you will need to enter the 12-digit control number on your notice of the Annual Meeting. If your shares are held in book-entry form on the records of U.S. Bank National Association, our transfer agent and registrar, we have enclosed a proxy card for your use. You may vote these shares by completing and returning the proxy card or, alternatively, calling a toll-free telephone number or using the Internet as described on the proxy card. If a broker or other nominee holds your shares in “street name,” your broker has enclosed a voting instruction form, which you should use to vote those shares. The voting instruction form indicates whether you have the option to vote those shares by telephone or by using the Internet.
On behalf of management and the Board of Directors, we thank you for your continued support of the Company.
Sincerely,
/s/ Michael Ewald

Michael Ewald
Chief Executive Officer

PLEASE SIGN, DATE AND RETURN THE ENCLOSED VOTING INSTRUCTION FORM OR THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE OR USE THE INTERNET OR TELEPHONE VOTING OPTIONS TO CAST YOUR VOTE AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 25, 2023
Our Proxy Statement and annual report on Form 10-K for the year ended December 31, 2022 are available online at [•] (please have the control number found on your proxy card ready when you visit this website).
The following information applicable to the Annual Meeting may be found in the Proxy Statement and accompanying proxy card:
•
The date, time and location of the meeting;

•
A list of the matters intended to be acted on and the Board of Directors’ recommendations regarding those matters;

•
Any control/identification numbers that you need to access your proxy card; and

•
Information about attending the meeting and voting via the live webcast.

BAIN CAPITAL SPECIALTY FINANCE, INC.
200 CLARENDON STREET, 37th FLOOR
BOSTON, MASSACHUSETTS 02116
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2023
Notice is hereby given to holders of shares of common stock of Bain Capital Specialty Finance, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Thursday, May 25, 2023, at 2:30 p.m., Eastern Time. We are very pleased that this year’s Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. It is important to note that stockholders will have the same rights and opportunities by participating in a virtual meeting as they would if attending an in-person meeting. You can participate in the Annual Meeting, vote and submit your questions during the Annual Meeting. Please send an email, in advance of the Annual Meeting, to [•], providing your full name and address in order to receive log-in information to attend the Annual Meeting. You must have your 12-Digit Control Number in order to access the Annual Meeting. The Annual Meeting will be held for the following purposes:
1.
To elect three Class I Directors of the Company who will serve for a three-year term expiring at the Company’s 2026 annual meeting of stockholders or until their respective successor is duly elected and qualified;

2.
To approve a proposal to renew the Company’s authorization, with the approval of the Company’s Board of Directors (the “Board”), to sell shares of the Company’s common stock (during the next 12 months following such stockholder authorization), at a price below the then-current net asset value (“NAV”) per share subject to the limitations described in the Proxy Statement (the “Below-NAV Share Issuance Proposal”); and

3.
To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies (the “Adjournment Proposal”).

THE BOARD, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS A VOTE “FOR” (1) THE ELECTION OF EACH OF THE CLASS I DIRECTOR NOMINEES, (2) THE BELOW-NAV SHARE ISSUANCE PROPOSAL, AND (3) THE ADJOURNMENT PROPOSAL.
The close of business on April [•], 2023 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof.
Please call [•] for directions on how to attend the Annual Meeting and vote via live webcast. Please note that if you plan to attend the Annual Meeting, you must send an email, in advance of the Annual Meeting, to [•], providing your full name and address in order to receive log-in information for the Annual Meeting. You must have your 12-Digit Control Number in order to access the Annual Meeting.

Your vote is extremely important to us. Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and promptly return the enclosed voting instruction form or proxy card in the envelope provided. You may also vote easily and quickly by Internet or by telephone, following the instructions on the proxy card or, if your broker allows, the voting instruction form. In the event there are not sufficient votes for a quorum or to approve the Proposals at the time of the Annual
Meeting, pursuant to the Adjournment Proposal, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.
By Order of the Board of Directors,
/s/ Jessica Yeager

Jessica Yeager
Secretary
[•], 2023

BAIN CAPITAL SPECIALTY FINANCE, INC.
200 CLARENDON STREET, 37th FLOOR
BOSTON, MASSACHUSETTS 02116
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 25, 2023
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board” and each member thereof, a “Director” and collectively, the “Directors”) of Bain Capital Specialty Finance, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), for use at the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 25, 2023, at 2:30 p.m., Eastern Time, or at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2023 Annual Meeting of Stockholders dated [ ], 2023 (the “Notice”). The Company is a closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). BCSF Advisors, LP, a Delaware limited partnership (the “Advisor”), serves as the investment adviser and administrator to the Company. The principal executive offices of each of the Company and the Advisor are located at 200 Clarendon Street, 37th Floor, Boston, MA 02116.
You can virtually attend the Annual Meeting online, vote your shares electronically and submit questions during the Annual Meeting, and at any postponements or adjournments thereof. Please send an email, in advance of the Annual Meeting, to [•], providing your full name and address in order to receive log-in information to attend the Annual Meeting.You will need to enter the 12-digit control number on your notice of the Annual Meeting. It is important to note that shareholders have the same rights and opportunities by participating in a virtual meeting, as they would if attending an in-person meeting.
We encourage you to access the Annual Meeting prior to the start time. The live webcast and listen-only conference call will begin promptly at 2:30 p.m. Eastern Time. We will have technicians ready to assist you with any technical difficulties you may have accessing the live webcast. The virtual meeting platform is fully supported across browsers (Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to dial-in to the conference call or log in and ensure that they can hear audio prior to the start of the Annual Meeting.
This Proxy Statement and the accompanying Notice and form of proxy are being provided to stockholders on or about [•], 2023. The Board has fixed the close of business on April [•], 2023 as the record date (the “Record Date”) for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting. As of the Record Date, [      ] shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), were issued and outstanding, and the Company had not issued any shares of preferred stock. Stockholders of the Company are entitled to cast one vote for each share held and fractional votes for each fractional share held.
If the form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares covered thereby will be voted at the Annual Meeting in accordance with the instructions marked thereon. All properly executed proxies received by the Board that do not specify how shares should be voted will be voted “FOR” each of the proposals described in this Proxy Statement, and in the discretion of the persons named as proxies in connection with any other matter which may properly come before the Annual Meeting or at any adjournment or postponement thereof.
The Board does not know of any matter to be considered at the Annual Meeting other than (i) the election of the three Class I Director nominees, (ii) the proposal to renew authorization for the Company, with the approval of the Board, to sell shares of the Company’s common stock (during the next 12 months following such stockholder authorization), at a price below the then-current net asset value (“NAV”) per share subject to the limitations described in this Proxy Statement (the “Below-NAV Share Issuance Proposal”), and (iii) the proposal to approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies (the “Adjournment Proposal”).

It is expected that the solicitation of proxies will be primarily by mail. The Company’s officers, and personnel of the Advisor and transfer agent and any authorized proxy solicitation agent, may also solicit proxies by telephone, internet or in person. If the Company records votes through the internet or by telephone, it will use procedures designed to authenticate stockholders’ identities, to allow stockholders to authorize the voting of their shares in accordance with their instructions and to confirm that their identities have been properly recorded.
The Company will pay the costs and expenses associated with this Proxy Statement and solicitation, in a manner agreed upon by the Board. The Company has engaged AST Fund Solutions, LLC (“AST”), an independent proxy solicitation firm, to assist in the distribution of the proxy materials and tabulation of proxies. The costs of AST’s services in connection with the proxy solicitation are estimated to be $[•], which will be paid by the Company, and the Company estimates that printing and mailing costs for the solicitation will total approximately $[•].
VOTING INFORMATION
Record Date and Who May Vote
The Board selected April [•], 2023 as the Record Date. This means that if you were a registered stockholder with our transfer agent and registrar, U.S. Bank National Association, as of the close of business on the Record Date, you may vote your shares on the matters to be considered by our stockholders at the Annual Meeting. If your shares were held in “street name” on that date, the broker or other nominee that was the record holder of your shares has the authority to vote them at the Annual Meeting in accordance with your instructions. They have forwarded to you this Proxy Statement seeking your instructions on how you want your shares voted.
How to Vote
For shares held of record, you can vote your shares electronically via the live webcast at the Annual Meeting or vote now by giving us your proxy. You may give us your proxy by completing the enclosed proxy card and returning it in the enclosed U.S. postage-prepaid envelope, or by calling a toll-free telephone number or using the Internet as further described on the enclosed proxy card. Telephone and Internet voting procedures have been designed to verify your identity through a personal identification or control number and to confirm that your voting instructions have been properly recorded. If you vote using either of these electronic means, you will save us return mail expense.
By giving us your proxy, you will be directing us on how to vote your shares at the Annual Meeting. Even if you plan on attending the Annual Meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the Annual Meeting. If you do attend the Annual Meeting, you can change your vote then, if you desire to do so.
If your shares are held in “street name”, the broker or nominee that holds your shares has the authority to vote them, absent your approval, only as to routine matters, of which there are none at the Annual Meeting. As a result, for all matters to be voted on at the Annual Meeting, the broker or nominee that holds your shares will need to obtain your authorization to vote those shares and has enclosed a voting instruction form with this proxy statement. In either case, they will vote your shares as you direct on their voting instruction form. You can vote by completing the enclosed voting instruction form and returning it in the enclosed U.S. postage-prepaid envelope. If you want to vote your shares electronically via the live webcast at the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should refer to the instructions provided in the enclosed voting instruction form for further information. Additionally, the availability of telephone or Internet voting depends on the voting process used by the broker or nominee that holds your shares.
You may receive more than one proxy statement and proxy card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares of Common Stock held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all your shares.

How to Revoke or Change Your Vote
For shares held of record, you may revoke a proxy or change your vote at any time before it is exercised by written notice to our Secretary, returning a properly executed, later-dated proxy or by voting electronically via live webcast at the Annual Meeting. Unless you attend the Annual Meeting and vote your shares electronically via live webcast, you should change your vote using the same method (by telephone, Internet or mail) that you first used to vote your shares. That way, the inspectors of election for the meeting will be able to verify your latest vote. Please note that you cannot use the listen-only conference call to revoke your proxy or to vote.
For shares held in “street name”, you should follow the instructions in the voting instruction form provided by your broker or nominee to change your vote. If you want to change your vote as to shares held in “street name” by voting electronically via live webcast at the Annual Meeting, you must obtain a valid proxy from the broker or nominee that holds those shares for you.
Quorum Required
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, online or by proxy, of the holders of at least one-third of the shares of Common Stock issued and outstanding and entitled to vote shall constitute a quorum for the Annual Meeting. There were [      ] shares of Common Stock outstanding on the Record Date, of which at least [      ] must be present electronically via the live webcast or represented by proxy at the Annual Meeting in order for a quorum to be present. Those stockholders accessing the Annual Meeting via the listen-only conference call will not be deemed to be “present” for purposes of determining a quorum for the Meeting.
If you attend the Annual Meeting or vote your shares using the enclosed proxy card or voting instruction form (including any telephone or Internet voting procedures provided), your shares will be counted toward a quorum, even if you abstain from voting on a particular matter.
If a quorum is not present at the Annual Meeting, the presiding officer or the stockholders who are represented at the Annual Meeting or by proxy may adjourn the Annual Meeting to permit the further solicitation of proxies.
Vote Required and How Votes Are Counted
Election of Directors.  The Directors will be elected by an affirmative vote of the holders of a majority of the votes cast by stockholders present electronically via the live webcast or by proxy at the Annual Meeting. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.
Renew Authorization to Offer and Sell Shares of Common Stock Below NAV.  Approval of the proposal requires the affirmative vote of each of (1) a majority of the outstanding shares of the Common Stock and (2) a majority of the outstanding shares of the Common Stock that are not held by affiliated persons of the Company. For purposes of the Below-NAV Share Issuance Proposal, the 1940 Act defines a “majority of the outstanding shares” as the vote of the lesser of: (1) 67% or more of the voting securities of the Company present at the Annual Meeting, if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy, or (2) more than 50% of the outstanding voting securities of the Company. For purposes of the vote on the Below-NAV Share Issuance Proposal, abstentions, if any, will have the effect of votes cast against this proposal.
Adjournment Proposal.  Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast by stockholders present electronically via the live webcast or by proxy at the Annual Meeting. Abstentions will have no effect on the Adjournment Proposal.
If you have any questions regarding the proxy materials, please contact the Company at (617) 516-2350. If the enclosed proxy card is properly executed and received prior to the Annual Meeting and has not been revoked, the shares represented thereby will be voted in accordance with the instructions marked on the returned proxy card or, if no instructions are marked, the proxy card will be voted “FOR” the proposals described in this Proxy Statement and in the discretion of the persons named as proxies in connection with any other matter that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

If (i) you are a member of a household in which multiple stockholders of the Company share the same address, (ii) your shares are held in “street name” and (iii) your broker or bank has received consent (or deemed consent) to household material, then your broker or bank may send to your household only one copy of this Proxy Statement and our annual report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”), unless your broker or bank has received contrary instructions from a stockholder in your household. If you are part of a household that has received only one copy of this Proxy Statement and the 2022 Annual Report, the Company will deliver promptly to you, upon written or oral request, a separate copy of this Proxy Statement and the 2022 Annual Report at a shared address to which a single copy of the documents was delivered. To receive a separate copy of this Proxy Statement or the 2022 Annual Report, please contact the Company by calling (617) 516-2350, or by mail to the Company’s principal executive offices at Bain Capital Specialty Finance, Inc., 200 Clarendon Street, 37th Floor, Boston, MA 02116. If your shares are held with certain banks, trust companies, brokers, dealers, investment advisers and other financial intermediaries (each, an “Authorized Institution”) and you would like to receive a separate copy of future proxy statements, notices of internet availability of proxy materials, prospectuses or annual reports or you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact your Authorized Institution.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain ownership information with respect to shares of Common Stock, as of the Record Date, for each of our current Directors, nominees and executive officers, for our Directors and executive officers as a group and for each person known to us to beneficially own more than 5% of the outstanding shares of our Common Stock. With respect to persons known to us to beneficially own more than 5% of the outstanding shares of our Common Stock, we base such knowledge on beneficial ownership filings made by the holders with the Securities and Exchange Commission (“SEC”) and other information known to the Company.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There is no Common Stock subject to options that are currently exercisable or exercisable within 60 days of the Record Date. The percentage ownership is based on [             ] shares of Common Stock outstanding as of the Record Date.
Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares owned by the stockholder and maintains an address c/o Bain Capital Specialty Finance, Inc. at 200 Clarendon Street, 37th Floor, Boston, MA 02116.

Name and Address	Nature of Beneficial Ownership	Shares Beneficially Owned	Percentage
Beneficial Owners of More Than 5%
Dimension Capital Management LLC(1)	Beneficial	[•]	[•]
Bain Capital Distressed and Special Situations 2016 (F), L.P.(2)	Record	[•]	[•]
Bain Capital Credit Member, LLC	Beneficial	[•]	[•]
Independent Directors
Amy Butte	Beneficial	[•]	*
David A. Fubini	N/A	[•]	—
Thomas A. Hough	Beneficial	[•]	*
Jay Margolis	Beneficial	[•]	*
Clare S. Richer	Beneficial	[•]	*
Interested Directors
Michael A. Ewald(3)	Beneficial	[•]	*
Jeffrey B. Hawkins	Beneficial	[•]	*
Michael J. Boyle	Beneficial	[•]	*
Executive Officers Who Are Not Directors
Sally F. Dornaus	N/A	[•]	—
James Goldman	N/A	[•]	—
Jessica Yeager	N/A	[•]	—
Michael Treisman	N/A	[•]	—
Directors and Executive Officers as a Group (12 persons)	Beneficial	[•]	*

(1)
Based on information provided in a Schedule 13F filed on [•], Dimension Capital Management LLC reported sole voting and dispositive power with respect to shares of the Company’s Common Stock. The Schedule 13F does not include any information regarding shares acquired or sold since the date of such Schedule 13F. The business address of Dimension Capital Management LLC is 1221 Brickell Avenue, Suite 2450, Miami, Florida 33131.

(2)
Bain Capital Credit Member, LLC, is the general partner of Bain Capital Distressed and Special Situations 2016 Investors (F), L.P. (“F Holdings GP”) and Bain Capital Credit Holdings Investors (MRF), LP (“MRF Holdings GP”) and as such may be deemed to be the beneficial owner of shares of Common Stock held by F Holdings and MRF Holdings. F Holdings GP is the general partner of Bain Capital Distressed and Special Situations 2016 (F), L.P. (“F Holdings”) and thus beneficially owns [•] shares owned of record by F Holdings. MRF Holdings GP is the general partner of Bain Capital Credit Holdings (MRF), L.P. (“MRF Holdings”) and thus beneficially owns [•] shares owned of record by MRF Holdings. Bain Capital Credit Member, LLC disclaims beneficial ownership of shares of Common Stock held by F Holdings and MRF Holdings except to the extent of its respective pecuniary interest therein. The address for Bain Capital Credit Member, LLC, F Holdings and MRF Holdings is 200 Clarendon Street, 37th Floor, Boston, MA 02116.

(3)
Includes shares held by The Michael A. Ewald 2010 Irrevocable Family Trust.

*
Represents less than 1.0%.

Dollar Range of Equity Securities Beneficially Owned by Directors
The following table sets out the dollar range of the Company’s equity securities beneficially owned by each of the Company’s directors as of the Record Date. Beneficial ownership for the below table has been determined in accordance with Rule 16a-1(a)(2) under the Exchange Act. The Company is not part of a “family of investment companies,” as that term is defined in the 1940 Act.
Name of Director	Dollar Range of Equity Securities in the Company(1)(2)
Independent Directors
Amy Butte	[•]
David A. Fubini	[•]
Thomas A. Hough	[•]
Jay Margolis	[•]
Clare S. Richer	[•]
Interested Directors
Michael A. Ewald	[•]
Jeffrey B. Hawkins	[•]
Michael J. Boyle	[•]

(1)
Dollar ranges are as follows: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.

(2)
The dollar range of equity securities beneficially owned by the Directors is based on the closing price of our Common Stock on the New York Stock Exchange of $[  ] per share as of the Record Date.

PROPOSAL 1
ELECTION OF CLASS I DIRECTORS
The Board is currently composed of eight Directors, who are divided into three classes with staggered terms of three years, such that the term of office of one class expires at each annual meeting of stockholders. The terms of the Company’s Class I Directors expire at the Annual Meeting. As such, the holders of the Company’s Common Stock are being asked to elect Amy Butte, Thomas A. Hough and Clare S. Richer as Class I Directors of the Company, each to serve for a three-year term expiring at the Company’s 2026 annual meeting of stockholders or until their respective successors are duly elected and qualified. Ms. Butte, Mr, Hough and Ms, Richer are currently serving as Class I Directors of the Company and have consented to being named in this Proxy Statement and agreed to continue to serve as Class I Directors if elected. If Ms. Butte, Mr, Hough or Ms, Richer are not available to serve as a Director, proxies may be voted for the election of other persons selected by the Board. It is not anticipated that Ms. Butte, Mr, Hough or Ms, Richer will be unable or unwilling to serve. Stockholders of the Company have no cumulative voting rights with respect to the election of directors.
Information about the Nominees and Directors
The following tables provide information concerning the Class I Director nominees and the other individuals serving as Directors of the Company, as of the date of this Proxy Statement. The Class I Director nominees are listed first in the table under “Class I Director Nominees.” The terms of the Class II and Class III Directors expire in 2024 and 2025, respectively.
The Board believes that each of the Directors, including the Class I Director nominees, have the experience, qualifications, attributes and skills appropriate to serve as a Director of the Company, in light of the Company’s business and structure. The significance or relevance of a nominee’s or Director’s particular experience, qualifications, attributes and/or skills is considered by the Board on an individual basis. Experience, qualifications, attributes and/or skills common to all nominees and Directors include the ability to critically review, evaluate and discuss information provided to them and to interact effectively with the other Directors and with representatives of the Advisor and its affiliates, other service providers, legal counsel and the Company’s independent registered public accounting firm, the capacity to address financial and legal issues and exercise reasonable business judgment, and a commitment to the representation of the interests of the Company and the stockholders. The Nominating and Corporate Governance Committee’s charter contains certain other factors that are considered by the Nominating and Corporate Governance Committee in identifying and evaluating potential nominees to serve as Directors.
Based on each nominee’s experience, qualifications, attributes and/or skills, considered individually and with respect to the experience, qualifications, attributes and/or skills of the other Directors, the Board has concluded that each nominee should continue to serve as a Director. Additionally, below is a brief discussion of the experience, qualifications, attributes and/or skills of each Class I Director nominee and continuing Director that led the Board, in consultation with the Nominating and Corporate Governance Committee, to conclude that each such individual should serve as a Director. There are no family relationships among any Directors, Director nominees and executive officers of the Company.
The address for each listed individual is c/o Bain Capital Specialty Finance, Inc., 200 Clarendon Street, 37th Floor Boston, MA 02116. The Company is not part of a “fund complex,” as that term is defined in Schedule 14A under the Exchange Act.
Class I Director Nominees
Name and Age	Position(s) held with the Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held During the Past Five Years
Independent Directors
Amy Butte (55)	Director	Class I Director since July 2019; term expires 2023	None	Board Member and Audit Committee Chair of DigitalOcean (2018 – Present); Independent Director and Audit Committee Chair of BNP Paribas USA (2016 – Present); Chairman of Board of Iron Spark (2021 – 2022); Independent Trustee and Chair of Audit Committee of Fidelity Investments Strategic Advisers Funds (2011 – 2017); Board Member of Tuscan Holdings Corp. (2019 – 2021); Independent Trustee of Bain Capital Private Credit (2022 – Present)

Name and Age	Position(s) held with the Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held During the Past Five Years
Thomas A. Hough (70)	Director and Chairman of the Audit Committee	Class I Director since 2016; term expires 2023	None	Independent Board Member, Audit Committee Member, Chair of the Finance Committee and Investment Committee of the National Kidney Foundation (2012 – 2021); Independent Trustee and Chairman of the Audit Committee of Bain Capital Private Credit (2022 – Present)
Clare S. Richer (64)	Director	Class I Director since July 2019; term expires 2023	Chief Financial Officer of Putnam Investments (investment management) (2008 – 2017)	Independent Board Member, Audit Committee Member and Head of the Finance Committee of Principal Financial Group (2020 – Present); Board Member and Audit Committee Member of the State Street Global Advisors SPDR ETF Mutual Funds (2018 – Present), University of Notre Dame (2015 – Present) and Alzheimer’s Association, MA /NH Chapter (2017 – Present); Independent Trustee of Bain Capital Private Credit (2022 – Present)
Amy Butte has served as a Director since July 2019. Ms. Butte is currently an independent director, audit committee chair and risk committee member for BNP Paribas USA, audit committee chair and board member for DigitalOcean and an independent trustee for Bain Capital Private Credit. She is an advisor to the Long-Term Stock Exchange and the CORI Innovation Fund. Ms. Butte also served as the Chairman of the

Board of Iron Spark (2021 to 2022), an independent trustee, and chair of the audit committee, for the Fidelity Investments Strategic Advisers Funds (2011 to 2017) and was a Board Member of Tuscan Holdings Corp. (2019 to 2021). She was the Founder of TILE Financial and SpendGrowGive (2008 to 2012), Chief Financial Officer of Man Financial (2006 to 2008) and Chief Financial Officer and Executive Vice President of the New York Stock Exchange (2004 to 2006). Prior to that, Ms. Butte was an Equity Research Analyst at Bear Stearns and Merrill Lynch. Ms. Butte received her M.B.A. from Harvard and her B.A. from Yale University.
Thomas A. Hough has served as a Director since 2016 and is Chairman of the Audit Committee. Mr. Hough is currently an independent trustee and chairman of the audit committee for Bain Capital Private Credit. Mr. Hough was Executive Vice President and Chief Financial Officer of Arena Brands, Inc. and Lucchese, Inc., manufacturers and marketers of western boots, apparel and accessories headquartered in El Paso, TX, from October 2001 until retiring in July 2015. Mr. Hough’s direct responsibilities in such positions included accounting, finance, credit and collections, treasury, human resources, information technology, legal, and real estate. Prior to that, he worked primarily as a CFO for a number of companies including Vectrix Business Solutions, Inc., Jamba Juice Company, Chief Auto Parts, Inc., Roy Rogers Restaurants, and Peoples Drug Stores, Inc. Mr. Hough previously worked at Deloitte & Touche for thirteen years where he performed primarily audit services. Mr. Hough received a B.A. in administrative studies from Rowan University and subsequently received his certification as a CPA. He was, most recently, an independent director, audit committee member and chair of the finance committee and investment committee for the National Kidney Foundation.
Clare S. Richer has served as a Director since July 2019. Ms. Richer is an independent director, an audit committee member and head of the finance committee for Principal Financial Group, and an independent trustee for Bain Capital Private Credit. She is a sitting Director and Audit Committee member of State Street Global Advisors SPDR ETF Mutual Funds. Ms. Richer is also a trustee of the University of Notre Dame and a member of such board’s compensation, investment, finance, and executive committees. Ms. Richer serves on the board of the Alzheimer’s Association, MA/NH chapter. From 2008 to 2017, she was the Chief Financial Officer of Putnam Investments. Prior to joining Putnam Investments, Ms. Richer held multiple Finance, Operations, and P&L leadership roles during her 25-year tenure at Fidelity Investments culminating in her appointment as Chief Financial Officer and member of the Management Committee. Prior to 1983, she was a senior auditor as Arthur Andersen & Company. Ms. Richer graduated from the University of Notre Dame and holds a B.B.A. in Business Administration.
Class II Directors with Terms Expiring in 2024
Name and Age	Position(s) held with the Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held During the Past Five Years
Independent Director
Jay Margolis (74)	Director and Chairman of the Compensation Committee	Class II Director since 2016; term expires 2024	None	Board Member of Iron Spark (2021 – 2022); Lovepop (2019 – 2022); Boston Beer Company (NYSE:SAM) (2006 – 2017); NFP Off Broadway Theater Company (2015 – 2021); Independent Trustee of Bain Capital Private Credit (2022 – Present)

Name and Age	Position(s) held with the Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held During the Past Five Years
Interested Directors*
Michael A. Ewald (50)	Director, Chief Executive Officer	Class II Director since 2016; term expires 2024	Partner, Global Head of the Private Credit Group and Portfolio Manager for the Middle Market Credit and Global Direct Lending fund strategies of Bain Capital Credit (2008 – Present)	Board Member and Chair of the Board at Cradles To Crayons (2014 – Present); Tenax Aerospace, LLC (2018 – Present); Precinmac Precision Machining (2020 – Present); Trustee of Boston Athenaeum (2021 – Present); Board Member of Rotorcraft Leasing Company, LLC (2012 – 2018); Frontier Tubular Solutions, LLC (2010 – 2018); Work N’ Gear (2008 – 2017); Dana Farber Leadership Council (2008 – 2020); Board Member of ADT Pizza (2018 – 2022); Trustee and Chief Executive Officer of Bain Capital Private Credit (2022 – Present)

Name and Age	Position(s) held with the Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held During the Past Five Years
Michael J. Boyle (38)	Director, President	Class II Director since 2022; term expires 2024	Partner in the Private Credit Group and Portfolio Manager for Global Direct Lending fund strategy of Bain Capital Credit (2019 – Present); Director in the Private Credit Group and Portfolio Manager for Global Direct Lending fund strategy of Bain Capital Credit (2016 – 2019)	Trustee and President of Bain Capital Private Credit (2022 – Present)

*
Mr. Ewald and Mr. Boyle are each deemed to be an “interested person” of the Company under the 1940 Act because of their affiliations with the Advisor.

Jay Margolis has served as a Director since 2016. Mr. Margolis has significant knowledge and experience in consumer products retailing, merchandising, consumer insights, strategic planning, and corporate governance. He is currently an independent trustee of Bain Capital Private Credit. He previously served as the Chairman and CEO of Cache, Inc., a publicly-held specialty chain of women’s apparel stores headquartered in New York, from 2013 until it filed for bankruptcy in February 2015. Previously, he was the Chairman of Intuit Consulting LLC, a consulting firm specializing in retail, fashion, and consumer products. Prior to his time with Intuit, Mr. Margolis served as the President and CEO of Apparel Group of Limited Brands Corporation where he oversaw operations of Limited Brands’ Apparel Division. Before assuming that position, he had been President and Chief Operating Officer of Massachusetts-based Reebok International. Mr. Margolis also has held executive positions at Esprit de Corp USA, Tommy Hilfiger Inc., and Liz Claiborne, Inc. He received a B.A. from Queens College, a part of The City University of New York. He had previously served on the boards of Iron Spark, Lovepop, Boston Beer Company, Godiva Chocolatier, Inc., Burlington Coat Factory and NFP Off Broadway Theater Company.
Michael A. Ewald has served as a Director since 2016. Mr. Ewald is Chief Executive Officer of the Company, serves on the Advisor’s Credit Committee. He is currently a trustee and the chief executive officer of Bain Capital Private Credit. He joined Bain Capital Credit, LP (“Bain Capital Credit”) in 1998, and is a Partner, the head of the Private Credit Group and a Portfolio Manager for Bain Capital Credit’s Middle Market Opportunities and Senior Direct Lending fund strategies, each of which is an affiliate of the Company. Previously, Mr. Ewald was an Associate Consultant at Bain & Company for three years where he focused on strategy consulting to the Financial Services, Manufacturing and Consumer Products industries. Prior to that, he worked at Credit Suisse First Boston as an analyst in the Regulated Industries group. Mr. Ewald received an M.B.A. from the Amos Tuck School of Business at Dartmouth College and a B.A. magna cum laude from Tufts University.
Michael J. Boyle. Mr. Boyle served as Vice President and Treasurer since 2018 and more recently as President of the Company since January 2021 and a Director since July 2022. He is currently a trustee and the president of Bain Capital Private Credit. He is a Partner and Portfolio Manager in the Private Credit Group for Bain Capital Credit. He is responsible for Bain Capital Credit’s Global Direct Lending strategy and serves as President and Director of Bain Capital Specialty Finance, Inc., a registered business development company. Mr. Boyle started his career at Bain Capital Credit, over which time he has been a member of the portfolio analytics team, the Industry Research team, and the Liquid Credit portfolio management team. Mr. Boyle received a B.S. from Boston College.
Class III Directors with Terms Expiring in 2025
Name and Age	Position(s) held with the Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held During the Past Five Years
Independent Director
David G. Fubini (69)	Director and Chairman of the Nominating and Corporate Governance Committee	Class III Director since 2016; term expires 2025	Senior Lecturer in the Organizational Behavior Unit at Harvard Business School (2015 – Present)	Board Member of Leidos (2013 – Present); J.M. Huber Corporation (industrial products) (2017 – Present); and Mitre Corporations (2014 – 2022); a Trustee of the University of Massachusetts System (2013 – 2020); Independent Trustee of Bain Capital Private Credit (2022 – Present)
Interested Director*
Jeffrey B. Hawkins (53)	Director and Chairman of the Board	Class III Director since 2016; term expires 2025	Partner and Deputy Managing Partner of Bain Capital Credit, a Risk & Oversight Committee member and member of the Investment Committee of Bain Capital Credit (2007 – Present)	Chair of the Board of the Boston Public Library Fund (2014 – Present); Board Member of Buckingham, Browne and Nichols (2019 – Present); Board Member of Trinity College (2019 – Present) and Former Board Member of Dana Hall School (2014 – 2020); Trustee and Chairman of the Board of Bain Capital Private Credit (2022 – Present)

*
Mr. Hawkins is deemed to be an “interested person” of the Company under the 1940 Act because of his affiliations with the Advisor.

David G. Fubini has served as a Director since 2016. He is currently an independent trustee and chairman of the Nominating and Corporate Governance Committee of Bain Capital Private Credit. Mr. Fubini has served as a Senior Lecturer in the Organizational Behavior Unit at Harvard Business School since 2015. Previously, he was a Senior Partner of McKinsey & Company where he worked for over 34 years. He was McKinsey’s Managing Director of the Boston office, and the past leader of the North American Organization Practice as well as the co-founder and leader of the firm’s Worldwide Merger Integration Practice. During his tenure, Mr. Fubini led, and/or had been a member of, many firm personnel committees, as well as a participant in a wide cross-section of McKinsey’s governance forums and committees. Prior to joining McKinsey, he was an initial member of a small group that became the McNeil Consumer Products Company of Johnson & Johnson and helped launch the Tylenol family of products into the over-the-counter consumer marketplace. Mr. Fubini graduated with a B.B.A. from University of Massachusetts, Amherst and an M.B.A. from Harvard Business School, both with distinction. He is currently a member of the board of directors for Leidos, as well as J.M. Huber Corporation, a family owned company. He is also a board advisor for DLA Piper. He was formerly a Trustee of the University of Massachusetts System and board member of Compuware Corporation and Mitre Corporations.
Jeffrey B. Hawkins has served as a Director since 2016 and is the Chairman of the Board. He is currently chairman of the board and a trustee of Bain Capital Private Credit. He is a Partner and Deputy Managing Partner, a member of both the Risk & Oversight Committee and the Investment Committee of Bain Capital Credit, an affiliate of the Company. As the Chief Operating Officer, he is responsible for the firm’s business strategy and all non-investment activities. Previously, Mr. Hawkins was at Ropes & Gray, LLP working on securities law, mergers & acquisitions and collateralized debt funds. Mr. Hawkins received a J.D. from Harvard Law School and a B.A. Phi Beta Kappa from Trinity College.
Information About the Executive Officers Who Are Not Directors
Set forth below is certain information about our executive officers who are not directors:
Name	Age	Position
Sally F. Dornaus	49	Chief Financial Officer
James Goldman	47	Chief Compliance Officer
Michael Treisman	50	Vice President
Jessica Yeager	34	Secretary
The address for each executive officer is c/o Bain Capital Specialty Finance, Inc., 200 Clarendon Street, 37th Floor, Boston, MA 02116. Each officer holds office at the pleasure of the Board until the next election of officers or until his or her successor is duly elected and qualified.
Sally F. Dornaus. Ms. Dornaus has served as Chief Financial Officer of the Company since July 2016. She is a Partner, the Chief Financial Officer and a Risk & Oversight Committee member of Bain Capital Credit. Previously, Ms. Dornaus was a Senior Manager at PricewaterhouseCoopers in their Investment Management practice focusing on alternative investment products. Ms. Dornaus received an M.S./M.B.A from Northeastern University and a B.A. from Brandeis University.
James Goldman. Mr. Goldman has served as Chief Compliance Officer of the Company since July 2016. He is Head of Compliance — Capital Markets, Senior Counsel in Compliance, and a Risk & Oversight Committee member. Previously, Mr. Goldman served as Senior Counsel in the Enforcement Division of the U.S. Securities and Exchange Commission and as an attorney at the law firm of WilmerHale. Mr. Goldman received a J.D. magna cum laude from Boston College Law School and a B.A. magna cum laude in History from Harvard University.
Michael Treisman. Mr. Treisman has served as Vice President of the Company since April 2018. He is a Partner and the General Counsel and a member of the Risk and Oversight Committee of Bain Capital Credit. Previously, Mr. Treisman was the General Counsel of Tiger Management L.L.C. Prior to that, Mr. Treisman was the General Counsel of Citi Infrastructure Investors and Associate General Counsel of Citi Alternative Investments at Citigroup. Mr. Treisman received a J.D. from Duke University School of Law and a B.A. from the University of Pennsylvania.
Jessica Yeager. Ms. Yeager has served as Secretary of the Company since 2022. She is a Vice President and Funds Counsel based in Bain Capital Credit’s Boston office. Previously, Ms. Yeager was an Associate at Ropes & Gray LLP, working on hedge funds and private investment funds. Ms. Yeager received a J.D. from Boston University School of Law and a B.A from Miami University.
CORPORATE GOVERNANCE
Board Purpose and Leadership Structure
Our business and affairs are managed under the direction of the Board. The Board consists of eight members, five of whom are classified under applicable listing standards of the New York Stock Exchange as “independent” directors and under Section 2(a)(19) of the 1940 Act as not “interested persons” (each such Director, an “Independent Director”). Based on these independence standards and the recommendation of the Nominating and Corporate Governance Committee, the Board has affirmatively determined that the following Directors are Independent Directors: Amy Butte, David G. Fubini, Thomas A. Hough, Jay Margolis and Clare S. Richer. The Board has considered certain portfolio investments and other transactions in which the Independent Directors may have had a direct or indirect interest, including the transactions, if any, described under the heading “Certain Relationships and Related-Party Transactions” in evaluating each Independent Director’s independence under the 1940 Act and applicable listing standards of the New York Stock Exchange, and the Board determined that no such transaction would impact the ability of any such Independent Director to exercise independent judgment or impair his or her independence.
The Board elects our officers, who serve at the discretion of the Board. The responsibilities of the Board include, among other things, oversight of the process used to determine the fair value of our assets, corporate governance activities, oversight of our financing arrangements and oversight of our investment activities. Oversight of our investment activities extends to oversight of the risk management processes employed by the Advisor as part of its day-to-day management of our investment activities. The Board anticipates reviewing risk management processes at both regular and special Board meetings throughout the year, consulting with appropriate representatives of Bain Capital Credit as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board’s risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated and responsibly addressed. Investors should note, however, that the Board’s oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of investments.
Jeffrey Hawkins, an “interested person” of the Company due to his relationship with the Advisor and Bain Capital Credit, serves as Chairman of our Board. The Board believes that Mr. Hawkins’ history with Bain Capital Credit, his familiarity with its investment platform, and his extensive knowledge of and experience in the financial services industry qualify him to serve as the Chairman of our Board. In addition, the Board believes that the current leadership structure with Mr. Hawkins serving as Chairman of the Board promotes strategy development and execution while facilitating effective, timely communication between management and the Board and is optimum for effective corporate governance.
We are aware of the potential conflicts that may arise when a non-Independent Director is Chairman of our Board, but believe these potential conflicts are offset by our strong corporate governance practices. Our corporate governance practices include regular meetings of the Independent Directors in executive session without the presence of interested directors and management, the establishment of an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee, each of which is comprised solely of Independent Directors, and the appointment of a Chief Compliance Officer, with whom the Independent Directors meet without the presence of interested Directors and other members of management, for administering our compliance policies and procedures. The scope of the responsibilities assigned to each of the Board’s standing committees is discussed in greater detail below. The Board does not have a separately designated lead Independent Director, but has designated the Chairman of the Nominating and Corporate Governance Committee or his designee to preside over all executive sessions of our Independent Directors.

Board Meetings and Attendance
We require each Director to make a diligent effort to attend all Board and committee meetings. During 2022, including both regularly scheduled and special meetings, the Board met a total of four times, the Audit Committee met a total of four times, the Nominating and Corporate Governance Committee met a total of one time and the Compensation Committee met a total of one time. During 2022, all Directors (except Mr. Fubini) attended at least 75% of the aggregate number of meetings of the Board and of the respective committees on which they serve. The Audit Committee met with the Company’s independent registered public accounting firm outside of the presence of management at least once each quarter.
The Directors are encouraged to attend the Company’s annual meetings of stockholders. Two of the Directors attended our 2022 annual meeting of stockholders.
Standing Board Committees
The Board currently has, and appoints the members of, a standing Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee and may establish additional committees from time to time as necessary. Each of those committees is comprised entirely of Independent Directors and has a written charter approved by the Board, each of which is available on our website at http://www.baincapitalbdc.com in the “Investor Relations — Governance” section. The current members of the standing committees, as of the Record Date, are identified in the following table.
Board Committees
Independent Director	Audit	Compensation	Nominating and Corporate Governance
Amy Butte	☒	☒	☒
David G. Fubini	☒	☒	Chair
Thomas A. Hough	Chair	☒	☒
Jay Margolis	☒	Chair	☒
Clare S. Richer	☒	☒	☒
Audit Committee
The Audit Committee’s responsibilities include, among other things, overseeing the process for the fair valuation of our debt and equity investments that are not publicly traded or for which current market values are not readily available, selecting our independent registered public accounting firm and overseeing its work, reviewing with such independent registered public accounting firm the planning, scope and results of the audit of our financial statements, pre-approving the fees for services performed by such independent registered public accounting firm, reviewing with the independent registered public accounting firm the adequacy of our internal control systems, reviewing and discussing with management and the independent accountants the annual audited and quarterly financial statements, overseeing internal accounting staff and periodic filings, receiving and reviewing audit reports and monitoring our legal, ethical and regulatory compliance with a focus on matters impacting the financial statements.
The Board has determined that Mr. Hough is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. In addition, each of the current Audit Committee members — Ms. Butte, Mr. Fubini, Mr. Hough, Mr. Margolis and Ms. Richer — meets the financial competency and independence standards under the listing standards of the NYSE and the requirements of Rule 10A-3 under the Exchange Act.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee’s responsibilities include, among other things (i) identifying, selecting, researching and nominating qualified nominees for approval by the Board and, if applicable, election by the Company’s stockholders at each annual stockholder meeting, (ii) selecting qualified nominees to fill any vacancies on the Board or a committee of the Board, (iii) developing and recommending to the Board a set of corporate governance principles applicable to the Company, (iv) overseeing the evaluation of the Board and management and (v) undertaking such other duties and responsibilities as may from time to time be delegated by the Board to the Nominating and Corporate Governance Committee.
The Nominating and Corporate Governance Committee considers stockholder recommendations for possible nominees for election as directors when such recommendations are submitted in accordance with the Company’s bylaws, the Nominating and Corporate Governance Committee Charter and any applicable law, rule or regulation regarding director nominations. Our bylaws provide that a stockholder who wishes to nominate a person for election as a director at a meeting of stockholders must be entitled to vote at such meeting and comply with the advance notice procedures of our bylaws, including submitting timely notice in writing to our Secretary, c/o Bain Capital Specialty Finance, Inc., 200 Clarendon Street, 37th Floor, Boston, MA 02116. This notice must contain certain specific information set forth in our bylaws, including the following minimum information with respect to each nominee: (a) the name, age, business address and residence address of the nominee, (b) the principal occupation or employment of the nominee, (c) the class and number of shares of capital stock of the Company beneficially owned by the nominee and (d) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the SEC under Section 14 of the Exchange Act. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as a director. The officer of the Company presiding at an annual meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the bylaws and declare that the defective nomination will be disregarded. See “Stockholder Proposals” in this proxy statement and the relevant provisions of our bylaws for other requirements of stockholder proposals.
The Nominating and Corporate Governance Committee seeks candidates who possess the background, skills and expertise to make a significant contribution to the Board, our company and our stockholders. In considering possible candidates for election as a director, the Nominating and Corporate Governance Committee takes into account, in addition to such other factors as it deems relevant, the desirability of selecting directors who:
•
are of high character and integrity;

•
are accomplished in their respective fields, with superior credentials and recognition;

•
have relevant expertise and experience upon which to be able to offer advice and guidance to management;

•
have sufficient time available to devote to our affairs;

•
are able to work with the other members of the Board and contribute to our success;

•
can represent the long-term interests of our stockholders as a whole; and

•
are selected such that the Board represents a range of backgrounds and experience.

The Nominating and Corporate Governance Committee also evaluates candidates proposed by stockholders using the factors described above. The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the Nominating and Corporate Governance Committee considers and discusses diversity, among other factors, with a view toward the needs of the Board as a whole. The Nominating and Corporate Governance Committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, ethnic background, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the Board, when identifying and recommending director nominees. The Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the goal of creating a board of directors that best serves our needs and the interests of our stockholders.
Compensation Committee
The Compensation Committee is responsible for determining, or recommending to the Board for determination, the compensation paid directly, if any, by the Company to the Company’s chief executive officer and any other executive officers of the Company. The Compensation Committee also assists the Board with matters related to compensation generally.

Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee is or has been one of our officers or employees, and none has any relationships with us of the type that is required to be disclosed in this Proxy Statement under Item 407(e)(4) of Regulation S-K. None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has any relationships with us of the type that is required to be disclosed in this Proxy Statement under Item 407(e)(4) of Regulation S-K.
Compensation of Executive Officers and Directors
(a)
Compensation of Executive Officers

We do not currently have any employees. None of our officers receives direct compensation from us. We have agreed to reimburse the Advisor, in its capacity as our administrator, for our allocable portion of overhead under our administration agreement (the “Administration Agreement”) with the Advisor, including rent and our allocable portion of the costs and expenses of our Chief Compliance Officer, Chief Financial Officer and their respective staffs, operations staff who provide services to us, and any internal audit staff, to the extent internal audit performs a role in our Sarbanes-Oxley internal control assessment. In addition, to the extent that the Advisor outsources any of its administrative functions, including to a sub-administrator, we will pay the fees associated with such functions at cost. We will agree to reimburse the Advisor, in its capacity as our administrator, for our allocable portion of the compensation of any personnel that it provides for our use.
(b)
Compensation of Directors

Each of our Independent Directors receives an annual fee of $125,000. The Independent Directors also receive $2,500 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each regular Board meeting and $1,500 for each special meeting. They also receive $1,000 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with each committee meeting attended. In addition, the Chairman of the Audit Committee receives an additional annual fee of $20,000. The Board, as a whole, participates in the consideration of Independent Director compensation, and decisions on Independent Director compensation are based on, among other things, a review of data of comparable business development companies. We have obtained directors’ and officers’ liability insurance on behalf of our directors and officers.
No compensation is paid to Directors who are “interested persons,” as such term is defined in Section 2(a)(19) of the 1940 Act, of the Company.
The following table shows information regarding the compensation earned by the Directors for the fiscal year ended December 31, 2022.
Name of Director	Aggregate Compensation From the Company(3)
Independent Directors
Amy Butte	$	[—]
David G. Fubini	$	[—]
Thomas A. Hough(1)	$	[—]
Jay Margolis	$	[—]
Clare S. Richer	$	[—]
Interested Directors(2)
Michael A. Ewald		$—
Jeffrey B. Hawkins		$—
Michael J. Boyle		$—

(1)
Includes compensation as Chairman of the Audit Committee.

(2)
Mr. Ewald, Mr. Hawkins and Mr. Boyle are each an “interested person” and, as such, receive no compensation from the Company for their service as Directors.

(3)
Figure includes amount of reasonable out-of-pocket expenses reimbursed to the Director during the period. The Company did not award any portion of the fees earned by the Directors in stock or options during the year ended December 31, 2022. The Company does not have a profit-sharing plan, and directors do not receive any pension or retirement benefits from the Company.

Code of Ethics and Insider Trading Policy
As required by Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Investment Advisers Act of 1940, respectively, we and the Advisor have each adopted a code of ethics which establishes, among other things, procedures for personal investments and restricts certain personal securities transactions, including transactions in securities that are held by the Company. Personnel subject to these codes may invest in securities for their personal investment accounts, so long as such investments are made in accordance with the codes’ requirements, including pre-clearance requirements. The codes of ethics generally do not permit investments by our and the Advisor’s personnel in securities that may be purchased or sold by us.
The codes of ethics are available as an exhibit to our registration statements on the SEC’s EDGAR Database at http://www.sec.gov.
In addition, under the Company’s Insider Trading Policy, purchases and sales of the Company’s securities by directors, managers, partners, officers and employees of the Company, Bain Capital, LP, Bain Capital Credit, LP or the Advisor (collectively, the “Covered Personnel”) (and their respective immediate family members) must first be cleared by our Chief Compliance Officer or his or her designee prior to placing any order related to such transactions. In order to avoid even the appearance of impropriety, we discourage trades by Covered Personnel that are of a short-term, speculative nature rather than for investment purposes. Under the Insider Trading Policy, short-selling and margining of, or borrowing against, securities of the Company are prohibited.
Environmental, Social and Governance
The Advisor believes that environmental, social, and governance (ESG) management helps to create lasting impact for all of its stakeholder groups, including investors, portfolio companies, employees and communities. ESG risks can have a negative impact on an issuer’s ability to meet its financial obligations. Therefore, strong ESG management aligns with the Advisor’s goal to seek and generate attractive risk-adjusted returns with the capital it invests. The Advisor considers ESG factors throughout its investment decision-making process. These factors include, but are not limited to, applying a negative screen to avoid investing in companies with outsized ESG risks; examining the impact a company has on society and the environment during the diligence process; seeking to consider ESG factors from a company-specific and sector-wide perspective; and engaging companies via proxy voting, corporate actions and board seats, where applicable.
Committee Charters and Other Corporate Governance Documents
We maintain a corporate governance section on our website, which contains copies of the charters for the committees of our Board. The corporate governance section may be found at http://www.baincapitalbdc.com in the “Investor Relations — Governance” section. The corporate governance section contains the following documents:
•
Audit Committee Charter;

•
Nominating and Corporate Governance Committee Charter; and

•
Compensation Committee Charter.

In addition, the Company’s Code of Conduct and Corporate Governance Guidelines may be found at http://www.baincapitalbdc.com in the “Investor Relations — Governance” section. The Board has adopted the Code of Conduct in order to establish policies, guidelines and procedures that promote ethical practices and conduct by the Company and its principal executive officer, principal financial officer, principal accounting officer or controller, as well as the Company’s directors, officers, and employees (if any). All such covered persons are responsible for maintaining the level of integrity and for complying with the policies contained in the Code of Conduct. In addition, each such person is required to acknowledge that he or she has received, read and understands the Code of Conduct and agrees to comply with the policies and procedures contained therein at the time of hire and annually thereafter. The Company intends to disclose substantive amendments to, or waivers from, the Code of Conduct within four business days of the waiver or amendment through a posting on our website.
Each of the above listed corporate governance documents is available in print to any stockholder who requests a copy in writing to Bain Capital Specialty Finance, Inc. at 200 Clarendon Street, 37th Floor, Boston, MA 02116, Attention: Secretary.
Certain Relationships and Related-Party Transactions
Resource Sharing Agreement
The Advisor has entered into a resource sharing agreement (the “Resource Sharing Agreement”) with Bain Capital Credit pursuant to which Bain Capital Credit provides the Advisor with experienced investment professionals (including the members of the Advisor’s Credit Committee) and access to the resources of Bain Capital Credit so as to enable the Advisor to fulfill its obligations under the second amended and restated advisory agreement (the “Advisory Agreement”) between us and the Advisor.
Our senior management and the Chairman of the Board, Mr. Hawkins, have ownership and financial interests in Bain Capital Credit. In addition, our executive officers and Directors and other employees of Bain Capital Credit and our Advisor, including our portfolio managers, are, or may be, investors in, or serve, or may serve, as officers, directors, members, or principals of, entities that operate in the same or a related line of business as we do, or of Bain Capital Credit clients. Similarly, Bain Capital Credit and its affiliates may have other clients with similar, different or competing investment objectives. Accordingly, the members of the professional staff of Bain Capital Credit and our Advisor will have demands on their time for the investment, monitoring and other functions of other funds advised by Bain Capital Credit.
Investment Advisory Agreement
We entered into the Advisory Agreement with the Advisor, an investment advisor registered with the SEC, to manage our day-to-day operating and investing activities. We pay the Advisor a fee for its services under the Advisory Agreement consisting of two components — a base management fee and an incentive fee. During the year ended December 31, 2022, $[ — ] million of aggregate advisory fees, net of waivers disclosed in the 2022 Annual Report, were incurred under the Advisory Agreement.
Administrative Agreement
The Company has entered into the Administration Agreement with the Advisor to provide us with the office facilities and administrative services necessary to conduct our day-to-day operations. The Administrator has also hired a sub-administrator to assist in the provision of administrative services. During the year ended December 31, 2022, there were no administrative fees paid. The Company incurred expenses related to the sub-administrator of $[ — ] million for the year ended December 31, 2022.
Co-Investment Opportunities
We have in the past, and will in the future, co-invest on a concurrent basis with other affiliates of Bain Capital Credit, so long as such co-investment is permissible under existing regulatory guidance, our exemptive relief, applicable regulations and Bain Capital Credit’s allocation procedures. We, the Advisor and certain of our affiliates have been granted exemptive relief from the SEC to permit greater flexibility to negotiate the terms of co-investments if the Board determines that it would be advantageous for us to co-invest with other Bain Capital Credit clients in a manner consistent with our investment objectives, positions, policies, strategies and restrictions as well as regulatory requirements, and other pertinent Bain Capital Credit clients funds, accounts and investment vehicles managed by Bain Capital Credit may afford us additional investment opportunities and an ability to achieve greater diversification. Accordingly, our exemptive order permits us to invest with Bain Capital Credit clients in the same portfolio companies under circumstances in which such investments would otherwise not be permitted by the 1940 Act. Our exemptive relief permitting co-investment transactions generally applies only if our Independent Directors and Directors who have no financial interest in such transaction review and approve in advance each co-investment transaction. The exemptive relief imposes other conditions with which we must comply to engage in co-investment transactions.
Related-Party Transaction Policy
The Audit Committee conducts quarterly reviews of any potential related-party transactions brought to its attention and, during these reviews, it also considers any conflicts of interest brought to its attention pursuant to the Company’s Code of Conduct or Code of Ethics. Each of our directors and executive officers is instructed and periodically reminded to inform the Company’s Chief Compliance Officer of any potential related-party transactions. In addition, each such director and executive officer completes a questionnaire on an annual basis designed to elicit information about any potential related-party transactions.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF
EACH OF THE CLASS I DIRECTOR-NOMINEES NAMED IN THIS PROXY STATEMENT.

PROPOSAL 2
RENEW AUTHORIZATION TO OFFER AND SELL SHARES OF
COMMON STOCK BELOW NET ASSET VALUE
The Company is a closed-end management investment company that has elected to be regulated as a BDC under the 1940 Act. As a BDC, the 1940 Act prohibits the Company from selling shares of its Common Stock at a price below the current NAV of such stock unless it meets certain exceptions.
One such exception would permit the Company to sell or otherwise issue shares of its Common Stock, not exceeding 25% of its then outstanding Common Stock, during the next year at a price below the Company’s then-current NAV if its stockholders (the “Stockholders”) approve such a sale and the Company’s directors make certain determinations prior to the sale or issuance of such shares. A majority of our Independent Directors and a majority of our Directors who have no financial interest in the sale would be required to make a determination as to whether such sale would be in the best interests of the Company and its Stockholders prior to selling shares of our Common Stock at a price below NAV per share if our Stockholders were to approve such a proposal. A majority of our Independent Directors and a majority of our Directors who have no financial interest in the sale, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, would also be required to determine in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase our Common Stock or immediately prior to the issuance of such Common Stock, that the price at which the Common Stock is to be sold is not less than a price which closely approximates its market value, less any distributing commission or discount.
The Company is seeking the approval from Stockholders so that it may, in one or more public or private offerings of its Common Stock, sell or otherwise issue shares of its Common Stock, not exceeding 25% of its then outstanding Common Stock, at a price below then-current NAV, subject to the conditions set forth in this proposal. The Board, including all of the Independent Directors, recommends the proposal to the Stockholders for their approval. If approved, the authorization would be effective for securities issued during a twelve-month period following Stockholder approval.
Background and Reasons
Status as a RIC and Maintaining a Favorable Debt to Equity Ratio
As a BDC and a regulated investment company (“RIC”) for tax purposes, the Company is dependent on its ability to raise capital through the issuance of its Common Stock. RICs generally must distribute substantially all of their earnings to Stockholders as dividends in order to achieve pass-through tax treatment, which prevents the Company from retaining any meaningful amount of earnings to support operations, which may include making new investments (including investments into existing portfolio companies). The Company must also comply with the 150% asset coverage ratio requirement under the 1940 Act in order to incur debt or issue senior securities. Because BDCs must determine the fair value of the assets in their portfolio quarterly, an unfavorable shift in market dynamics or the existence of underperforming assets may lower that determination of fair value and therefore proportionately increase the value of balance sheet debt compared to assets. Failure to maintain the required asset coverage ratio could have severe negative consequences for the Company, including the inability to pay dividends and breach of covenants in the Company’s credit facility. Issuing additional equity would allow the Company to realign its debt to equity ratio and avoid these negative consequences.
Market Conditions Have Created, and May in the Future Create, Attractive Investment and Acquisition Opportunities
From time to time, global capital markets may experience periods of disruption and instability. Significant global events, such as the outbreak of COVID-19, the Russia-Ukraine conflict and volatility in the banking system in the United States and elsewhere, have caused, and are continuing to cause, overall economic and financial market instability both globally and in the United States. Such effects will likely continue for the foreseeable future. We believe that attractive investment opportunities may present themselves during this volatile period in particular, and during other periods of market volatility, including opportunities to make acquisitions of other companies or investment portfolios at compelling values. However, periods of market disruption and instability may adversely affect the Company’s access to sufficient debt and equity capital in order to take advantage of attractive investment and acquisition opportunities that are created during these periods. In addition, the debt capital that will be available, if any, may be at a higher cost and on less favorable terms and conditions in the future.
Stockholder approval of the proposal to sell shares of our Common Stock below NAV, subject to the conditions set forth in this proposal, would provide the Company with the flexibility to raise equity capital to invest in such attractive investment opportunities, which typically need to be made expeditiously. Given the difficult market environment and increased market volatility, the Company believes it is important to have maximum flexibility to take advantage of investment and acquisition opportunities.
Board Approval
The Board believes it is in the best interests of Stockholders to allow the Company flexibility to issue its Common Stock at a price below then-current NAV in certain instances. The Company’s ability to grow over time and to continue to pay dividends to Stockholders could be adversely affected if the Company were unable to access the capital markets as attractive investment opportunities arise. Inability to access the capital markets could also have the effect of forcing the Company to sell assets that the Company would not otherwise sell and at disadvantageous times.
The Company is seeking Stockholder approval now in order to provide flexibility for future sales. The final terms of any such sale will be determined by the Board at the time of sale. Any transaction where the Company sells shares of Common Stock, including the nature and amount of consideration that would be received by the Company at the time of sale and the use of any such consideration, will be reviewed and approved by the Board at the time of sale. If this proposal is approved, no further authorization from the Stockholders will be solicited prior to any such sale in accordance with the terms of this proposal.
Key Stockholder Considerations
Stockholders should consider the dilutive effect of the issuance of shares of the Company’s Common Stock at less than NAV per outstanding share of Common Stock. Any sale of Common Stock at a price below NAV would result in an immediate dilution to existing Stockholders. Dilution could be substantial under this proposal since the Company’s Common Stock could be issued at a price that is substantially below then-current NAV per share. This dilution would include reduction in the NAV per share as a result of the issuance of shares at a price below the NAV per share and a proportionately greater decrease in a Stockholder’s interest in the earnings and assets of the Company and voting interest in the Company. The Board will consider the potential dilutive effect of the issuance of shares at a price below then-current NAV per share when considering whether to authorize any such issuance and will act in the best interests of the Company and its Stockholders in doing so.
Further, if then-current Stockholders of the Company do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then-current NAV, their voting power will be diluted.
It should be noted that the cumulative number of shares sold below then-current NAV pursuant to this proposal is limited to 25% of the Company’s then-outstanding Common Stock immediately prior to each such sale. While we aggregate all sales sold below NAV throughout the year for purposes of this limit, the maximum is based on the percentage of outstanding shares of Common Stock at the time of each offering, and if we issue additional shares throughout the year, we would be able to issue more shares below NAV before reaching the 25% limit. Furthermore, there would be no limit on the discount to NAV at which shares could be sold.
Examples of Dilutive Effect of the Issuance of Shares Below NAV
Impact on Existing Stockholders Who Do Not Participate in the Offering
Existing Stockholders who do not participate in an offering at a price below then-current NAV or who do not buy additional shares in the secondary market at the same or lower price obtained by the Company in the offering face the greatest potential dilution risks. These Stockholders will experience an immediate dilution in the NAV of the shares of Common Stock they hold and will also experience a disproportionately greater decrease in their participation in the Company’s earnings and assets than the increase the Company will experience in its assets due to such offering.
The following chart illustrates the level of NAV dilution that would be experienced by a nonparticipating Stockholder in five different hypothetical offerings of different sizes and levels of discount from NAV. The examples assume that the issuer has 1,000,000 shares of common stock outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current net asset value of the issuer and NAV are thus $10,000,000 and $10.00, respectively. The table below illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commissions (a 5% discount from NAV); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from NAV); (3) an offering of 200,000 shares (20% of the outstanding shares) at $8.00 per share after offering expenses and commissions (a 20% discount from NAV); (4) an offering of 250,000 shares (25% of the outstanding shares) at $7.50 per share after offering expenses and commissions (a 25% discount from NAV) and (5) an offering of 250,000 shares (25% of the outstanding shares) at $0.00 per share after offering expenses and commissions (a 100% discount from NAV). The prospectus pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined NAV. It is not possible to predict the level of market price decline that may occur. These examples are provided for illustrative purposes only.

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 20% Offering at 20% Discount		Example 4 25% Offering at 25% Discount		Example 5 25% Offering At 100% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per share to public	—	$10.00	—	$9.47	—	$8.42	—	$7.89	—	$0.00
Net offering proceeds per share to issuer	—	$9.50	—	$9.00	—	$8.00	—	$7.50	—	$0.00
Decrease to NAV
Total shares outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,200,000	20.00%	1,250,000	25.00%	1,250,000	25.00%
NAV per share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.67	(3.30)%	$9.50	(5.00)%	$8.00	(20.00)%
Dilution to Stockholder A
Shares held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—	10,000	—	10,000
Percentage held by Stockholder A	1.0%	0.95%	(5.00)%	0.91%	(9.00)%	0.83%	(16.67)%	0.80%	(20.00)%	0.80%	(20.00)%
Total Asset Values
Total NAV held by Stockholder A	$100,000	$99,800	(0.20)%	$99,100	(0.90)%	$96,700	(3.30)%	$95,000	(5.00)%	$80,000	(20.00)%
Total investment by Stockholder A (Assumed to be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—	$100,000	—	$100,000
Total (dilution)/accretion to Stockholder A (total NAV less total investment)	—	$(200)	—	$(900)	—	$(3,300)	—	$(5,000)	—	$(20,000)
Per Share Amounts
NAV held by Stockholder A	—	$9.98	—	$9.91	—	$9.67	—	$9.50	—	$8.00
Investment per share held by Stockholder A (Assumed to be $10.00 per Share)	$10.00	$10.00	—	$10.00	—	$10.00	—	$10.00	—	$10.00
(Dilution)/accretion per share held by Stockholder A (NAV less investment per share)	—	$(0.02)	—	$(0.09)	—	$(0.33)	—	$(0.50)	—	$(2.00)
Percentage (dilution)/accretion to Stockholder A ((dilution)/ accretion per share divided by investment per share)	—	—	(0.20)%	—	(0.90)%	—	(3.30)%	—	(5.00)%	$0.00	(20.00)%
Impact on Existing Stockholders Who Participate in the Offering
Existing Stockholders who participate in an offering at a price below then-current NAV or who buy additional shares in the secondary market at the same or lower price as the Company obtains in the offering (after expenses and commissions) will experience the same types of NAV dilution as the nonparticipating Stockholders, although at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in shares of the Company’s Common Stock immediately prior to the offering. The level of NAV dilution will decrease as the number of shares such Stockholders purchase increases. Existing Stockholders who buy more than such percentage will experience NAV dilution but will, in contrast to existing Stockholders who purchase less than their proportionate share of the offering, experience accretion in NAV over their investment per share and will also experience a disproportionately greater increase in their participation in the Company’s earnings and assets than the Company’s increase in assets due to such offering. The level of accretion will increase as the excess number of shares such Stockholder purchases increases. Even a Stockholder who over-participates will, however, be subject to the risk that the Company may make additional discounted offerings in which such Stockholder does not participate, in which case such a Stockholder will experience NAV dilution as described above in such subsequent offerings.

The examples assume that issuer has 1,000,000 shares of Common Stock outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current net asset value of the issuer and NAV are thus $10,000,000 and $10.00, respectively. The table below illustrates the dilutive and accretive effect in the hypothetical 25% discount offering from the prior chart for Stockholder A that acquires shares equal to (1) 50% of their proportionate share of the offering (i.e., 1,250 shares, which is 0.50% of the offering of 250,000 shares rather than their 1.00% proportionate share) and (2) 150% of their proportionate share of the offering (i.e., 3,750 shares, which is 1.50% of the offering of 250,000 shares rather than their 1.00% proportionate share). The prospectus pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined NAV. It is not possible to predict the level of market price decline that may occur. These examples are provided for illustrative purposes only.
	Prior to Sale Below NAV	50% Participation		150% Participation
		Following Sale	% Change	Following Sale	% Change
Offering Price
Price per share to public	—	$7.89	—	$7.89	—
Net proceeds per share to issuer	—	$7.50	—	$7.50	—
Increases in Shares and Decrease to NAV
Total shares outstanding	1,000,000	1,250,000	25.00%	1,250,000	25.00%
NAV per share	$10.00	$9.50	(5.00)%	$9.50	(5.00)%
(Dilution)/Accretion to Participating Stockholder A
Shares held by Stockholder A	10,000	11,250	12.50%	13,750	37.50%
Percentage held by Stockholder A	1.00%	0.90%	(10.00)%	1.10%	10.00%
Total Asset Values
Total NAV held by Stockholder A	$100,000	$106,875	6.88%	$130,625	30.63%
Total investment by Stockholder A (assumed to be $10.00 per share on shares held prior to sale)	$100,000	$109,863	9.86%	$129,588	29.59%
Total (dilution)/accretion to Stockholder A (total NAV less total investment)	—	$(2,988)	—	$1,037	—
Per Share Amounts
NAV held by Stockholder A	—	$9.50	—	$9.50	—
Investment per share held by Stockholder A (assumed to be $10.00 per share on shares held prior to sale)	$10.00	$9.77	(2.30)%	$9.42	(5.80)%
(Dilution)/accretion per share held by Stockholder A (NAV less investment per share)	—	$(0.27)	—	$0.08	—
Percentage (dilution)/accretion to Stockholder A (dilution/accretion per share divided by investment per share)	—	—	(2.76)%	—	0.85%

Required Vote
Approval of the Below-NAV Share Issuance Proposal requires the affirmative vote of  (1) a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting; and (2) a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting that are not held by affiliated persons of the Company.
For purposes of the Below-NAV Share Issuance Proposal, the 1940 Act defines “a majority of the outstanding shares” as the vote of the lesser of: (1) 67% or more of the voting securities present at the Annual Meeting, if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Company. Abstentions will have the effect of votes cast against this proposal.
THE BOARD, INCLUDING ITS INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL TO RENEW AUTHORIZATION FOR THE COMPANY, WITH THE APPROVAL OF THE BOARD, TO SELL SHARES OF COMMON STOCK (DURING THE NEXT 12 MONTHS FOLLOWING SUCH STOCKHOLDER AUTHORIZATION), AT A PRICE BELOW THE THEN-CURRENT NAV PER SHARE SUBJECT TO THE LIMITATIONS DESCRIBED ABOVE.

PROPOSAL 3 — ADJOURNMENT OF THE ANNUAL MEETING
The Stockholders may be asked to consider and act upon one or more adjournments of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this Proxy Statement.
If a quorum is not present at the Annual Meeting, the Stockholders may be asked to vote on the proposal to adjourn the Annual Meeting to solicit additional proxies. If a quorum is present at the Annual Meeting, but there are not sufficient votes at the time of the Annual Meeting to approve the proposals, the Stockholders may also be asked to vote on the proposal to approve the adjournment of the Annual Meeting to permit further solicitation of proxies in favor of the other proposals.
If the Adjournment Proposal is submitted for a vote at the Annual Meeting, and if the Stockholders vote to approve the Adjournment Proposal, the Annual Meeting will be adjourned to enable us to solicit additional proxies in favor of the proposals. If the Adjournment Proposal is approved, and the Annual Meeting is adjourned, we will use the additional time to solicit additional proxies in favor of any of the proposals to be presented at the Annual Meeting, including the solicitation of proxies from Stockholders that have previously voted against the relevant proposal.
The Board believes that, if the number of shares of the Company’s Common Stock voting in favor of any of the proposals presented at the Annual Meeting is insufficient to approve a proposal, it is in the best interests of the Stockholders to enable the Company, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of such proposal. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow the Stockholders who have already completed and returned proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned.
Required Vote
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast by Stockholders present at the Annual Meeting or by proxy at the Annual Meeting. Abstentions will have no effect on the Adjournment Proposal.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
At a meeting of the Board held on February 16, 2023, the Audit Committee selected and recommended, and the Board, including a majority of the Independent Directors, approved the selection of PricewaterhouseCoopers LLP to act as independent registered public accountant for the Company for the fiscal year ending December 31, 2023. PricewaterhouseCoopers LLP has advised the Company that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its subsidiaries.
Representatives of PricewaterhouseCoopers LLP are not expected to be present at the Annual Meeting and will not be available to respond to appropriate questions from stockholders if necessary. Representatives of PricewaterhouseCoopers LLP will be given the opportunity to make statements at the Annual Meeting, if they so desire.
Audit Fees:   Audit fees consist of fees billed for professional services rendered for the audit of our year-end consolidated financial statements, review of the financial statements included in the Company’s reports on Form 10-Q and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings. Aggregate audit fees incurred by the Company for years ended December 31, 2022 and 2021 were $[    ] and $1,221,000, respectively.
Audit-Related Fees:   Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. Aggregate audit-related fees incurred by the Company for the years ended December 31, 2022 and 2021 were $[    ] and $30,000, respectively.
Tax Services Fees:   Tax fees consist of fees billed for professional services for tax compliance, tax advice, and tax planning. These services include assistance regarding federal, state, and local tax matters. Aggregate tax fees incurred by the Company for years ended December 31, 2022 and 2021 were $[    ] and $92,500, respectively.
All Other Fees:   Other fees would include fees for products and services other than the services reported above. All other fees incurred by the Company for the years ended December 31, 2022 and 2021 were $[    ] and $956, respectively.
Aggregate Non-Audit Fees:   The aggregate non-audit fees billed by PricewaterhouseCoopers LLP for services rendered to the Company and to the Advisor, and any entity controlling, controlled by or under common control with the Advisor that provides ongoing services to the Company, for the years ended December 31, 2022 and December 31, 2021, were $[    ] and $105,456, respectively. These amounts represent fees PricewaterhouseCoopers LLP billed for tax-related services, including the amounts described above under the captions “Tax Services Fees” and “All Other Fees.”
Pre-approval Policy
The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by PricewaterhouseCoopers LLP, the Company’s independent auditor. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such service does not impair the auditor’s independence. In accordance with this policy, the Audit Committee pre-approved all services performed by the Company’s independent registered public accounting firm in 2023.
Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, and cannot commence until such approval has been granted. The Audit Committee has delegated pre-approval authority to its chairperson (the “Chairperson”) and may delegate pre-approval authority to one or more of its other members. The Chairperson and any other member or members to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Audit Committee Report(1)
The following is the report of the Audit Committee of Bain Capital Specialty Finance, Inc. (the “Company”) with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2022 (the “Audited Financial Statements”).
The Audit Committee has: (a) reviewed and discussed the Audited Financial Statements with the management of the Company; (b) discussed with PricewaterhouseCoopers LLP (“PWC”), the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (the “Commission”); and (c) received written disclosures and the letter from PWC required by applicable requirements of the PCAOB regarding PWC’s communications with the Audit Committee concerning independence and has discussed with PWC its independence.
The members of the Audit Committee are not, and do not represent themselves to be, professionally engaged in the practice of auditing or accounting and are not employed by the Company for accounting, financial management or internal control purposes. Moreover, the Audit Committee relies on and makes no independent verification of the facts presented to it or representations made by management or the Company’s independent auditor. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and/or financial reporting principles and policies, or internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not provide assurance that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB or that the financial statements are presented in accordance with generally accepted accounting principles.
Based on its consideration and review of the Audited Financial Statements and the discussions referred to above with management and PWC, and subject to the limitations on the responsibilities and role of the Audit Committee set forth in the charter and those discussed above, the Audit Committee recommended to the Board of Directors that the Audited Financial Statements be accepted by the Board of Directors and included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the Commission.
February 16, 2023
The Audit Committee
Amy Butte
David A. Fubini
Thomas A. Hough
Jay Margolis
Clare S. Richer

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

OTHER BUSINESS
The Directors do not intend to present any other business at the Annual Meeting, nor are they aware that any stockholder intends to do so. If, however, any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote thereon in accordance with their judgment.
COMMUNICATIONS WITH THE BOARD
All interested parties, including stockholders, may send communications to the Board, the Independent Directors, the Chairman or any other individual director, by addressing such communication to the Board, the Independent Directors, the Chairman or to the individual director, c/o Bain Capital Specialty Finance, Inc., 200 Clarendon Street, 37th Floor Boston, MA 02116.
ANNUAL AND QUARTERLY REPORTS
Copies of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are available at our website at www.baincapitalbdc.com or, without charge, by writing Bain Capital Specialty Finance, Inc., 200 Clarendon Street, 37th Floor, Boston, MA 02116, or by calling (617) 516-2350. Copies of such reports are also posted and are available without charge posted via EDGAR on the SEC’s website at www.sec.gov.
ADDITIONAL INFORMATION
The principal address of the Company’s investment adviser is BCSF Advisors, LP, 200 Clarendon Street, 37th Floor, Boston, MA 02116.
STOCKHOLDER PROPOSALS
The Company expects that its 2024 annual meeting of stockholders (the “2024 Annual Meeting”) will be held in May 2024, but the exact date, time and location of such meeting have yet to be determined. Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2024 Annual Meeting, pursuant to Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”), must ensure that notice of such proposal is received at our principal executive offices at 200 Clarendon Street, 37th Floor, Boston, MA 02116 no later than December [•], 2023, and that such proposal complies with all applicable requirements of Rule 14a-8.
In addition, the Company’s bylaws contain an advance notice provision requiring that a stockholder who intends to present a proposal for the nomination of a director or other business at the 2024 Annual Meeting (other than a stockholder proposal to be included in our proxy materials pursuant to Rule 14a-8), must timely submit the proposal in writing to the Secretary of the Company, c/o Bain Capital Specialty Finance, Inc., 200 Clarendon Street, 37th Floor, Boston, MA 02116 and otherwise comply with the advance notice provisions and other requirements of our bylaws, a copy of which is on file with the SEC, and may be obtained from our Secretary upon request.
The advance notice provisions of our bylaws require that nominations of persons for election to the Board and proposals of other business to be considered by the stockholders at the 2024 Annual Meeting must be delivered in writing to our Secretary by a nationally recognized courier service or mailed by first class U.S. mail, postage or delivery charges prepaid, and received no later than January [•], 2024 or earlier than December [•], 2023 and must otherwise be a proper matter for action by the stockholders. We advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including but not limited to the different notice submission date requirements in the event that the date of the 2024 Annual Meeting is changed by more than 30 days from the date contemplated in this Proxy Statement. The above procedures and requirements are only a summary of the provisions in our bylaws regarding stockholder nominations of directors and proposals of business to be considered by the stockholders. Please refer to our bylaws for more information on stockholder proposal requirements.
The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting unless certain securities law requirements are met. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
It is important that proxies be returned promptly. If you will not attend the Annual Meeting electronically via the live webcast, we urge you to sign, date and promptly return the enclosed voting instruction form or proxy card in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States, or use the internet or telephone voting options to cast your vote as soon as possible.
Boston, Massachusetts
[           ], 2023

SIGN, DATE AND VOTE ON THE REVERSE SIDE PROXY VOTING OPTIONS YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY! 1. MAIL your signed and voted proxy back in the postage paid envelope provided 2. ONLINE at vote.proxyonline.com using your proxy control number found below 3. By PHONE when you dial 1- 888-227-9349 toll-free to reach an automated touchtone voting line By PHONE with a live operator when you call toll-free (866) 342-4881 Monday through Friday 9 a.m. to 10 p.m. Eastern time 12345678910 CONTROL NUMBER BAIN CAPITAL SPECIALTY FINANCE, INC. PROXY FOR AN ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2023 The undersigned, revoking prior proxies, hereby appoints James Goldman and Adriana Rojas Garzón, or any of them, as attorneys-in-fact and proxies of the undersigned, granted in connection with the voting of the shares subject hereto. Each of them, with full power of substitution, are entitled to vote shares held in the name of the undersigned as of the record date at the Annual Meeting of Stockholders of Bain Capital Specialty Finance, Inc. (the “Company”), to be held on May 25, 2023, at 2:30 p.m., Eastern Time, or at any adjournment thereof, with respect to the Proposals described in the Notice of Meeting and accompanying Proxy Statement. The Annual Meeting will be held virtually at: [●]. The undersigned acknowledges receiving the Notice of Meeting and accompanying Proxy Statement. Do you have questions? If you have any questions about how to vote your proxy or about the Annual Meeting in general, please call toll-free 866-342-4881 . Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 25, 2023. The Notice and Proxy Statement for the Annual Meeting, and the 2022 Annual Report, are available at: https://vote.proxyonline.com/baincapital/docs/bcsf.pdf

PROXY CARD BAIN CAPITAL SPECIALTY FINANCE, INC. SIGNATURE (AND TITLE IF APPLICABLE) DATE SIGNATURE (IF HELD JOINTLY) DATE YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Directors. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing. This proxy is solicited on behalf of the Company’s Board of Directors, and the Proposals have been unanimously approved by the Board of Directors and recommended for approval by stockholders. When properly executed, this proxy will be voted as indicated, or if no choice is indicated, “FOR”, the Proposals. The proxy will be voted in accordance with the proxyholders’ discretion as to any other matters that may arise at the Annual Meeting, in accordance with SEC rules. THE BOARD OF DIRECTORS, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL PROPOSALS. TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ● A.PROPOSALS 1. To elect three Class I Directors of the Company who will serve for a three-year term expiring at the 2026 annual meeting of stockholders or until their respective successor is duly elected and qualified; Nominees: 1a. Amy Butte 1b. Thomas A. Hough 1c. Clare S. Richer FOR AGAINST ABSTAIN ○ ○ ○ ○ ○ ○ ○ ○ ○ ○ FOR AGAINST ABSTAIN ○ ○ ○ FOR AGAINST ABSTAIN ○ ○ ○ 2. To approve a proposal to renew the Company’s authorization, with the approval of the Company’s Board of Directors, to sell shares of the Company’s common stock (during the next 12 months following such stockholder authorization), at a price below the then-current net asset value per share, subject to certain limitations described in the accompanying Proxy Statement; 3. To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies; and NOTE: Such other business as may properly come before the meeting or any adjournment thereof. THANK YOU FOR VOTING